UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                                 THE STEPHAN CO.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 THE STEPHAN CO.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              1850 West McNab Road
                            Fort Lauderdale, FL 33309


                           To Be Held November 9, 2006


To our Stockholders:

      You are cordially invited to attend our 2006 Annual Meeting of the Stockholders (the "Meeting") of The Stephan Co. (the "Company") which will be held on November 9, 2006, at 10:00 A.M., local time, at the Courtyard Marriott Hotel, 2440 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309, for the following purposes:

      1. To elect the one (1) Class III member of the Company's Board of Directors;

      2. Ratify appointment of Company's independent public accounting firm, Goldstein Lewin & Co.; and

      3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The Company's Board of Directors has fixed the close of business on October 11, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

                        By Order of the Board of Directors


                                /s/ Curtis Carlson
                                -------------------------
                                Curtis Carlson
                                Secretary

October 23, 2006


      TO ENSURE A QUORUM AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT
                                       of
                                 THE STEPHAN CO.


                         Annual Meeting of Stockholders
                         To Be Held on November 9, 2006


                               GENERAL INFORMATION


      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Stephan Co. (the "Company"), a Florida corporation, for use at its Annual Meeting of Stockholders to be held on November 9, 2006 and at any adjournment(s) thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held at the Courtyard Marriott Hotel, 2440 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309 at 10:00 A.M., local time.

      The principal executive offices of the Company are located at 1850 West McNab Road, Fort Lauderdale, Florida 33309 (telephone no. 954-971-0600). The enclosed proxy card and this proxy statement are being first sent to stock-holders of the Company on or about October 23, 2006. You should review this information in conjunction with our Annual Report to shareholders which accompanies this proxy statement.

Quorum; Required Votes; Solicitation and Revocation.

      Proxies in the form enclosed are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the accompanying proxy have been designated as proxies by the Board of Directors. If a quorum, consisting of the presence (in person or by proxy) of holders of a majority of the outstanding shares of common stock, $.01 par value, of the Company (the "Common Stock"), exists at the Meeting, (i) the one (1) Class III director shall be elected by the plurality vote of the shares of Common Stock cast at the Meeting; (ii) ratify appointment of Company's independent public accounting firm, Goldstein Lewin & Co.; and (iii) approval of any other matters that may properly come before the Meeting shall, subject to applicable Florida law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast opposing such matter at the Meeting. With regard to the election of the Class III director, votes may be cast in favor of, or withheld from, any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from, and will have no effect on the outcome of, the vote.

      If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

      Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified thereon or, if no specification is so made, will be voted "FOR" the election of the one (1) Class III nominee for director named herein. Proxies solicited by the Board of Directors will be voted for the election of the one (1) Class III nominee named herein, to serve until the expiration of his term, or until his successor has been duly elected and qualified. Abstentions and Broker Shares that are voted on any matter will be included in determining the existence of a quorum. Neither abstentions nor non-voted Broker Shares will have any effect on the election of nominees for director.

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote for the election of the nominated slate of directors. In the event that any other matters are properly presented for action at the Meeting, the persons named in the enclosed proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with the recommendations of our Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by duly executing and delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

      The solicitation of proxies will be made primarily by mail but, in addition, may be made by directors, officers and employees of the Company personally or by telephone or telegraph, without extra compensation therefore. Brokers, nominees and fiduciaries will be reimbursed for their out-of-pocket and clerical expenses in transmitting proxies and any related material to beneficial owners. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

      The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005, which contains audited financial statements, is being mailed with this proxy statement to all stockholders of record as of the close of business on October 11, 2006. Additional copies of the Annual Report will be provided, free of charge, upon written request to the Company, at 1850 West McNab Road, Fort Lauderdale, Florida 33309, Attn.: Secretary.

Record Date; Voting

      The Company's Board of Directors has fixed the close of business on October 11, 2006 as the record date (the "Record Date") for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the Record Date, 4,389,805 shares of Common Stock were issued and outstanding, each share of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                                 STOCK OWNERSHIP


Stock Ownership by Certain Beneficial Owners

      The following table sets forth, as of the Record Date, certain information as to the stockholders (other than directors and executive officers of the Company) known by the Company to own beneficially more than 5% of the Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission (the "Commission") on Schedule 13D, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

                                         Number of Shares
Name and Address                           Beneficially             Percent
of Beneficial Owner                            Owned*              of Class
-------------------                            ------              --------

Merlin Partners, L.P., et al.                 327,721                7.5
2000 Auburn Drive, Suite 420
Cleveland, OH  44122

Yorktown Avenue Capital, et al.               714,295               16.3
124 E. 4th Street
Tulsa, OK 74103

David  M. Knott, et al.                       382,800                8.7
485 Underhill Blvd., Suite 205
Syosset, NY 11791

Richard L. Scott                              443,600               10.1
Boult Cummings Conners & Berry,PLC
414 Union Street, Suite 1600
Nashville, TN 37219

* Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 Under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.


Stock Ownership by Management and Directors

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of Common Stock by the nominee for election as a director of the Company (currently a director of the Company), each other director, the executive officers, and all current directors and executive officers of the Company as a group (based solely upon information furnished by such persons):

                                                         Number of
                                                          Shares
Name of                                                Beneficially    Percent
Beneficial Owner(1)                                      Owned(2)     of Class
-------------------                                      --------     --------

Curtis Carlson...............................             15,186         *
William M. Gross.............................              5,062         *
Frank F. Ferola..............................           939,201(3)     21.40%
Shouky Shaheen...............................             342,492       7.80%
David Spiegel................................               700          *
Richard Barone...............................             332,783       7.58%
Elliot Ross..................................              5,062         *
All executive officers and directors
as a group...................................            1,640,486     36.78%

(1) Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Unless otherwise indicated, the address of each person listed is c/o The Stephan Co., 1850 W. McNab Rd., Ft. Lauderdale, FL 33309.
(2) Includes the following shares that may be acquired upon the exercise of options held by the specified person within 60 days of the Record Date:
      Mr. Frank Ferola - 250,000; Mr. Curtis Carlson - 15,186; Mr. Shouky Shaheen - 5,062; Mr. Elliot Ross - 5,062; Mr. William Gross - 5,062; Mr. Richard Barone - 5,062 and all executive officers and directors as a group
      - 290,496.
(3) Includes 43,173 shares owned by Mr. Frank Ferola's personal Charitable Foundation, of which Mr. Ferola is a co-trustee.
*     Represents less than 1%.


                            GOVERNANCE OF THE COMPANY


      The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Board of Directors; Corporate Governance

      Our business and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our board's mission is to further the long-term interests of our stockholders. Members of the board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. The board and each of its committees also have the authority to retain, at the Company's expense, outside counsel, consultants or other advisors in the performance of their duties.

      The Chairman of the Board of Directors is Frank F. Ferola. Mr. Ferola organizes the work of the board and ensures that the board has access to sufficient information to enable them to carry out their functions, including monitoring the company's performance and the performance of its management.

      The Board of Directors met four (4) times during fiscal year 2005. During fiscal year 2005, no director attended fewer than 75% of the total number of meetings of the Board and of the committee(s) of the Board on which he served.

Code of Ethics

      The Company has adopted a Code of Ethics that applies to all officers, employees and directors. This Code requires continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the business. The Code is posted on the Company website, (www.thestephanco.com).

Communications with the Directors

      Stockholders may communicate directly with our board of directors as a whole or individually by writing to: The Stephan Co., 1850 W. McNab Rd., Ft. Lauderdale, FL 33309, Attention: Secretary. Our corporate secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention.

                        PROPOSAL I: ELECTION OF DIRECTOR

      Directors are elected on a staggered basis, with each class generally standing for election for a three-year term. As a result of the Company's failure to hold an annual meeting of stockholders for an extended period of time, Class I, Class II and Class III directors were all elected at the Meeting held on September 29, 2005. The Class I director elected at the Meeting had a term that expires in 2006, Class II directors elected at the Meeting will have terms that expire in 2007 and the Class III directors elected at the Meeting will have terms that expire in 2008. The Company's By-Laws provide that the number of directors shall be set from time to time by resolution of the Board of Directors and must be a minimum of one. The Board of Directors has set the size of the Board at six members.

      The nominee listed below has consented to being named in this proxy statement and to serving as a director if elected. In the event that the nominee becomes unable to or will not serve, it is intended that proxies will be voted for a substitute Class III nominee designated by the current Board of Directors. The Company has no reason to believe that the named nominee will be unable or unwilling to stand for election. Messrs. Frank Ferola, Shouky Shaheen, William Gross, Elliott Ross, Curtis Carlson and Richard Barone were elected at the Company's 2005 annual meeting.

      At the Meeting, shares of Common Stock represented by proxies will, unless otherwise specified thereon, be voted FOR the election of the Class III nominee listed herein. Proxies may not be voted for a greater number of persons than the one (1) Class III nominee named herein. Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of shares of Common Stock at the Meeting (assuming a quorum exists).

      Set forth below is certain information with respect to the Class III nominee for election, as well as the other current directors of the Company (based solely on information furnished by such persons):

                                             Year first
                                    Age      elected as                Principal Occupation(s)
                                  (as of      a Company                During Past Five Years;
                                 6/30/06)     Director                   Other Directorships
                                 --------     --------                   -------------------

Class III Nominee
-----------------

William M. Gross                    82           2005        Certified Public Accountant and Attorney. For more than
                                                             the previous five years, he has served as Authorized
                                                             House Counsel for the Company on a part time basis.

Other Directors
---------------

Class II Directors
------------------

Shouky A. Shaheen                   75           1998        For more than the previous five years, President of
                                                             Shaheen and Co. Mr. Shouky Shaheen is also the former
                                                             Owner of Morris Flamingo, L.P., which was acquired by the
                                                             Company in March 1998.

Curtis Carlson                      52           1996        For more than the previous five years, partner in various
                                                             law firms. Currently a partner in the Miami-based law
                                                             firm of Carlson & Lewittes, PA.

Elliot Ross(1)(2)(3)                60           2005        Since 2000 co-founder of the MFL Group, a corporate
                                                             consulting firm. Prior to 2000, President and a Director
                                                             of State Industrial Products.

Class III Directors
-------------------

Richard Barone(1)(2)(3)             64           2005        Chairman, CEO and Portfolio Manager for Ancora Advisors,
                                                             an investment advisor based in Cleveland, OH.
                                                             Additionally, Chairman of Ancora Capital and Ancora
                                                             Securities, a holding company and broker/dealer based in
                                                             Cleveland.  Prior to founding Ancora Advisors, from
                                                             2001-2003 portfolio manager for Fifth Third Bank Invest
                                                             Advisors.  Prior to that, President and CEO for Maxus
                                                             Investment Group.

Frank F. Ferola                     62           1981        For more than the previous five years, Chairman of the
                                                             Board, President and Chief Executive Officer of the
                                                             Company.

(1)   Member of the Compensation Committee.
(2)   Member of the Nominating Committee.
(3)   Member of the Audit Committee.

      The Board of Directors unanimously recommends a vote "FOR" the election of the Class III nominee named above as a director of the Company.

Nomination of Directors

      The Company's Nominating Committee Charter governs the Nominating Committee. The Charter is on the Company's website (www.thestephanco.com). The Charter sets forth the policies regarding the minimum standards and the processes used to identify board candidates. During 2005, the members of the Nominating Committee were Elliot Ross and Richard Barone. The Committee is responsible for: (1) establishing procedures for the selection of members of the Board of Directors, (2) evaluating current Board members and nominees and (3) recommending new nominees.

      In evaluating candidates for nomination to the Board of Directors, the Nominating Committee takes into account the applicable requirements under the AMEX rules. The Nominating Committee may also consider such other factors and criteria as they deem appropriate, including a candidate's judgment, skill, integrity, diversity, and business or other experience. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board of Directors.

      Generally, the Nominating Committee considers candidates who have experience as a board member or senior officer of a company or who are recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The Nominating Committee will also evaluate whether the candidates' skills and experience complement the existing Board of Directors' skills and experience and/or meet a need for operational, management, financial, international, technological or other expertise. Stockholders may nominate directors, provided such nominations comply with timing and information requirements set forth in our bylaws.

Committees of the Board

      The Board has established three standing committees: (1) an Audit Committee (2) a Compensation Committee and (3) a Nominating Committee. The next table shows current members, chairman and functions of each committee:

--------------------- ----------------------------------------------------------
     Committee                         Functions
--------------------- ----------------------------------------------------------

Audit                 -   Selects independent certified public accountants
                      -   Reviews reports of independent C.P.A. firm
Members:              -   Reviews & approves scope and cost of all independent
Richard Barone*             C.P.A. services, including non-audit services
Elliot Ross           -   Monitors the effectiveness of the audit process
                      -   Reviews adequacy of financial and operating controls
                      -   Monitors corporate compliance program
--------------------- ----------------------------------------------------------

Compensation          -   Reviews and approves salaries and other compensation
                            matters for executive officers
Members:              -   Administers stock compensation programs, including
Elliot Ross*                option grants
Richard Barone
--------------------- ----------------------------------------------------------

Nominating            -   Establishes procedures for selection of members of
                            the Board of Directors
Members:              -   Evaluates current Board members and nominees
Elliot Ross*          -   Recommends new nominees
Richard Barone

*Chairman
--------------------- ----------------------------------------------------------

                             AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      The Audit Committee, which held seven (7) meetings during 2005, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company, and for selecting the Company's independent auditing firm. The Audit Committee is governed by the Company's Audit Committee Charter. The Board of Directors of the Company has determined that the current composition of the Audit Committee satisfies the American Stock Exchange's requirements regarding the independence, financial literacy and experience. The Chairman and financial expert of the Audit Committee is Richard Barone. The other member of the Audit Committee is Elliot Ross.

      Management is responsible for the Company's internal controls and the financial reporting process. Goldstein Lewin & Co, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee reviewed and discussed the audited financial statement with both Company management and Goldstein Lewin & Co. Specifically, the Audit Committee has discussed with Goldstein Lewin & Co matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380)

      The Audit Committee received from Goldstein Lewin & Co. the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Goldstein Lewin & Co. the issue of its independence from the Company. A representative of Goldstein Lewin & Co. will be present at the Meeting. The representative will have the opportunity to make a statement and answer questions if he/she desires to do so.

      Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Goldstein Lewin & Co. noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

                              AUDIT COMMITTEE:

                              Richard Barone, Chairman
                              Elliot Ross

Principal Accountant Fees and Services

      The following table sets forth the fees billed to us by Goldstein Lewin & Co. and Deloitte & Touche, LLP, our independent registered public accounting firms, as of and for the years ended December 31, 2005 and 2004.

                                                           For the Years Ended
                                                              December 31,
                                                           2005          2004
                                                           ----          ----
Audit fees(1)................................            $222,000      $194,480
Audit - related fees(2)......................            $110,500      $   -
Tax fees(3)..................................            $   -         $  1,062
All other fees...............................            $   -         $   -
                                                         $332,500      $195,542
                                                         ========      ========

(1) Audit fees billed by Goldstein Lewin & Co. in 2005 related to the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2005 and initial audit fees related to the audit of our annual consolidated financial statements for the year ended December 31, 2005, amounting to $67,500. Audit fees billed by Deloitte & Touche, LLP in 2005 related to the audit of our annual consolidated financial statements for the year ended December 31, 2004, amounting to $154,500. Audit fees billed by Deloitte & Touche, LLP in 2004 related to the audit of our annual consolidated financial statements; the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2004.
(2) Audit related fees billed by Deloitte & Touche, LLP in 2005 were in connection with responses to SEC comment letters.
(3) Tax fees billed by Deloitte & Touche, LLP related to tax advice in connection with real estate and personal property tax statements.

Pre-Approval Policy for Services of Independent Auditor

      The Sarbanes-Oxley Act of 2002 and the Audit Committee's charter require that all services provided to us by our independent registered public accounting firm be subject to pre-approval by the audit committee. The audit committee has established policies and procedures contemplated by these rules. In accordance with its charter, the Audit Committee has established pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered accounting firm. The following sets forth the primary principles of the Audit Committee's pre-approval policies:

      o The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

      o The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

      o The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

      o The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

      o The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he reports decisions to the Audit Committee at its next meeting.

       PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      In accordance with its charter, the Audit Committee has selected the firm of Goldstein Lewin & Co., an independent registered public accounting firm, to be the Company's auditors for the year 2006 and with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. Goldstein Lewin & Co. served in this capacity for the year 2005. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

      The Audit Committee reviews and approves in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed service, Goldstein Lewin & Co. is required to confirm that the provision of such services does not impair their independence. Before selecting Goldstein Lewin & Co. the Audit Committee carefully considered that firm's qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with Goldstein Lewin & Co. in all of these respects. The Committee's review included inquiry concerning any litigation involving Goldstein Lewin & Co. and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the Committee has concluded that the ability of Goldstein Lewin & Co. to perform services for the Company is in no way adversely affected by any such investigation or litigation.

      The Board of Directors unanimously recommends a vote "FOR" the ratification of Goldstein Lewin & Co. as the Independent Registered Public Accounting firm for the Company.

                     COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

      The three executive officers of the Company consist of Frank F. Ferola, President, Chairman of the Board and Chief Executive Officer; David A. Spiegel, Chief Financial Officer, Vice President and Treasurer; and Tyler Kiester, Assistant Secretary.

      The following sets forth certain information with respect to the executive officers of the Company who are not also directors (based solely on information furnished by such persons):

      Mr. David A. Spiegel, 58, was appointed as Chief Financial Officer in January 1994. For more than the five years prior to 1994, Mr. Spiegel was the independent public accountant for the Company.

      Mr. Tyler Kiester, 35, was appointed Assistant Secretary in January 2003. For more than the previous five years, Mr. Kiester has been employed by the Company in various capacities.

      The following table sets forth information for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 as to the compensation earned by the Company's Chief Executive Officer and the other most highly compensated executive officers and/or other employees of the Company whose total annual salary and bonus exceeded $100,000 for services rendered by them in all capacities to the Company and its subsidiaries during fiscal year 2005.

                                                 Summary Compensation Table

                                                                                                Long-Term
                                    Annual Compensation                                       Compensation
                                    -------------------                                       ------------

Name and                                                           Other              Securities
Principal                                                          Annual             Underlying        All Other
Position(s)                Year     Salary        Bonus         Compensation           Options        Compensation
-----------                ----     ------        -----         ------------           -------        ------------

Frank F. Ferola            2005     $695,475(1)    $   0            $ 0               50,000(2)            $ 0
Pres., CEO &               2004     $828,139       $   0            $ 0               50,000(2)            $ 0
Board Chair                2003     $752,853       $630,000(3)      $ 0               50,000(2)            $ 0

David A. Spiegel,          2005     $180,437       $   0            $ 0                   0                $ 0
CFO                        2004     $188,781       $   0            $ 0                   0                $ 0
                           2003     $165,816       $   0            $ 0                   0                $ 0

Jeff Lovelace,             2005     $103,133       $   0            $ 0                   0                $ 0
Director of Sales          2004     $104,500       $   0            $ 0                   0                $ 0
                           2003     $ 83,326       $   0            $ 0                   0                $ 0

(1) By letter dated July 6, 2005, to the Company, Mr. Ferola unilaterally reduced his salary from $910,953 per annum to $540,000 per annum.
(2)   Reflects stock options granted pursuant to employment agreements.
(3)   Bonus earned in 2003 and paid in 2004.

Stock Option Grants in Fiscal Year 2005

      The following table sets forth certain information concerning stock options granted to those individuals named in the Summary Compensation Table who were granted stock options in fiscal year 2005:

                         Number of            % of Total
                         Securities           Options            Exercise                           Potential Realizable
                         Underlying           Granted to         Price                            Value At Assumed Annual
                         Options              Employees          Per              Exp.              Rates of Stock Price
Name                     Granted              in Year            Share            Date                Appreciation(2)
----                     -------              -------            -----            ----                ---------------
                                                                                                      5%            10%
                                                                                                     ----          ----

Frank F. Ferola          50,000(1)            100%                $4.26           1/1/2010        $271,848       $343,039

(1)   Reflects Stock Options granted pursuant to employment agreements.
(2)   Potential realizable value is based on the assumption that the Common
      Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect any estimate or prediction by the Company of future Common
      Stock trading prices.

Option Exercises and Year-End Option Values

      The following table sets forth information with respect to the number of shares acquired upon exercise of stock options and the value realized upon exercise of such stock options by the individuals named in the Summary Compensation Table during 2005. The table also contains information regarding the number of shares covered by both exercisable and unexercisable stock options held by the same individuals as of December 31, 2005. Also reported are the values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2005 ($3.42 per share).

                                                              Number of
                                                        Securities Underlying                    Value of
                                                         Unexercised Options                Unexercised In-the-
                            Shares                             Held at                       Money Options at
                           Acquired                       December 31,2005                  December 31, 2005*
                              On       $ Value            ----------------                  ------------------
          Name             Exercise    Realized    Exercisable      Unexercisable     Exercisable      Unexercisable
          ----             --------    --------    -----------      -------------     -----------      -------------

Frank F. Ferola               --          --         200,000           50,000              --               --

* Based on the closing price of the Common Stock on December 31, 2005 ($3.42).

Compensation of Directors

      All directors of the Company are compensated for their services by payment of $300 for each Board meeting attended.

      During fiscal year 2005, options to purchase an aggregate of 15,186 shares of Common Stock, at an exercise price of $3.99 per share, were granted by the Company to the three directors of the Company who were not employees or regularly retained consultants of the Company (each, an "Outside Director") pursuant to the Company's 1990 Outside Directors' Stock Option Plan (the "Plan").

      Under the Plan, each Outside Director is automatically granted, upon such person's election or re-election to serve as a director of the Company, an option exercisable over five years, to purchase shares of Common Stock.

     Upon initial election to the Board of Directors, an Outside Director is granted an option to purchase 5,062 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. An option to purchase an additional 5,062 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date of such grant) is granted to each incumbent Outside Director during each fiscal year of the Company thereafter on the earlier of (i) June 30 or (ii) the date on which the stockholders of the Company elect directors at an annual meeting of such stockholders or any adjournment thereof. The aggregate number of shares of Common Stock reserved for grant under the Outside Directors' Stock Option Plan is 202,500, of which options covering 91,116 shares are outstanding.


Employment and Termination Arrangements

Frank F. Ferola

      On January 1, 1997, the Company entered into an employment agreement with Mr. Frank F. Ferola. The agreement provides for a three year term, which may be renewed for successive terms of three years if, at least thirty days prior to the end of each term, Mr. Ferola gives notice of his election to renew. Mr. Ferola renewed the agreement at the end of 1999, 2002, and, most recently on March 7, 2005, terminating December 31, 2008.

      Under the agreement, Mr. Ferola receives an annual base salary which is increased annually by an amount equal to 10% of the previous year's base salary. By letter dated July 6, 2005, to the Company, Mr. Ferola unilaterally reduced his salary to $540,000 from $910,953; all other terms and provisions of his contract remain in effect. (See discussion under Certain Relationships and Related Transactions.) For the year ending December 31, 2005, Mr. Ferola's annual base salary was $695,475.

      In addition, Mr. Ferola is entitled to receive an annual performance bonus based on increases of at least 10% in the Company's earnings per share, calculated by comparison to a base year (currently, 2005) and pursuant to a formula set forth in his employment agreement. In the year ended December 31, 2004, Mr. Ferola was paid a bonus in the amount of $630,000.

      Further, Mr. Ferola's employment agreement provides that he will receive stock options with ten year terms, under the 1990 Key Employee Stock Incentive Plan or under a substitute plan, on each anniversary date of the agreement of not less than 50,000 shares based on the closing price of the stock on the last business day before the anniversary date.

      Moreover, in the event of a "change in control" (as defined in the employment agreement) of the Company, Mr. Ferola is entitled to receive an amount equal to his base salary for the remaining term of his employment agreement plus an additional 24 months' salary, plus a lump-sum payment in an amount equal to the most recent annual bonus paid multiplied by the sum of the number of years (including any fraction thereof) remaining in the term of his agreement, plus two.

David A. Spiegel

      Mr. Spiegel has an arrangement with the Company where the Company pays him a severance payment upon a "change in control" (as defined in a letter agreement dated April 29, 2004, by and between Mr. Spiegel and the Company) in an amount equal to his then-current monthly base salary, multiplied by twelve, plus a lump-sum payment equal to his most recent annual bonus.

Tyler Kiester

      Mr. Kiester has an arrangement whereby the Company pays him a severance payment upon a "change in control" (as defined in a letter agreement dated May 19, 2003, by and between Mr. Kiester and the Company) in an amount equal to his then-current monthly base salary multiplied by twelve.

Indemnification of Officers and Directors

      Our articles of incorporation and bylaws, each as amended, designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and also contain indemnification provisions that permit us to indemnify our officers and directors to the maximum extent provided by Florida law.

Directors and Officers Liability Insurance

      We have obtained directors' and officers' liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $3.0 million. This policy expires August 26, 2007.

Equity Compensation Plans

      As of December 31, 2005, an aggregate of 512,700 options had been granted to executive officers under the 1990 Key Employee Stock Incentive Plan and an aggregate of 546,330 options had been granted to all employees under the Plan. Included in the above totals are options that have been granted and subsequently cancelled and/or expired.

Non-employee directors of the Company are not granted options under the 1990 Key Employee Stock Incentive Plan, but are granted options under the 1990 Outside Directors' Stock Option Plan, discussed above under "Compensation of Directors."

Compensation Committee Interlocks and Insider Participation

      Shouky Shaheen served on the Compensation Committee in 2005. In fiscal year 2005 the Company paid $286,000 in rent to Shaheen & Co., Inc., a corporation in which Shouky A. Shaheen is a majority owner, for a building the Company leases in Danville, Illinois. On May 4, 2005, the Company entered into a Second Amendment of Lease Agreement for the Danville, IL facility which, among other things, increased the annual rental to $302,780.

Report of the Compensation Committee on Executive Compensation

      The following Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report or the performance graph by reference therein.

      The Compensation Committee is composed entirely of independent directors. The Compensation Committee reviews the base salaries of our employees (as well as our executive officers) on an annual basis, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. The Compensation Committee has primary responsibility for the administration of the Company's 1990 Key Employee Stock Incentive Plan (the "Incentive Plan"), including principal responsibility for the granting of options thereunder. The Compensation Committee is also responsible for establishing the overall philosophy of the Company's executive compensation program and overseeing the executive compensation plan developed to execute the Company's compensation strategy.

Compensation Strategy

      The Company's executive compensation program has been designed to (i) align executive compensation with stockholder interests, (ii) attract, retain and motivate a highly competent executive team, (iii) link compensation to individual and Company performance and (iv) achieve a balance between incentives for short-term and long-term performance and results. The Company's executive compensation package consists of the payment of base salary, potential annual bonus and stock options awarded through partici-pation in the Incentive Plan. The Compensation Committee reviews annually the compensation to be paid to the Company's executive officers. In making such review, the Compensation Committee evaluates information supplied by management. The Compensation Committee also participates in the negotiation of employment contracts, including provisions for salary and bonuses, with the Company's executive officers. Currently, pursuant to the Company's employment agreement with its Chief Executive Officer, Mr. Ferola receives a fixed annual base salary.

Base Salary

     The Compensation Committee's policy is to negotiate salaries in relation to industry norms, the principal job duties and responsibilities undertaken by such executives, individual performance and other relevant criteria. A base salary comparison for the Company's Chief Executive Officer was made to a group of public companies that the Compensation Committee believes provides a meaningful comparison to the Company. Several of these companies are included in the custom composite of companies in the Standard & Poor's Midcap Consumer Products Index. The base salary paid to the Company's Chief Executive Officer for fiscal year 2005 was in the middle of the range of base salary paid by such companies.

Annual Bonus

     Annual bonuses for the Chief Executive Officer is determined by a specific bonus formulae set forth in his written employment agreement. Other executives may be paid bonuses at the discretion of the Compensation Committee.

Stock Options

      Long-term incentive compensation of executives is granted through participation in the Incentive Plan. The Incentive Plan permits the Company to grant stock options to executive officers at a price not less than 100% of the fair market value of the Common Stock on the date of the grant. In addition to any obligations pursuant to the Chief executive officers employment agreement, stock options may be granted, in the Compensation Committee's discretion, to executive officers based upon its appraisal of the ability of such executive officers to influence the long-term growth and profitability of the Company. The Compensation Committee believes that providing a portion of the executive's annual incentive compensation in the form of stock options encourages the officers to share with the Company's stockholders the goals of increasing the value of the Company's stock and contributing to the success of the Company.

Compensation Committee's Actions for Fiscal Year 2005

      After various informal meetings during 2005, the Compensation Committee did not award any discretionary stock options to any key employees and did not grant any discretionary salary increases or award any bonuses. Options and bonus were granted only pursuant to Mr. Ferola's employment agreement.

The Chief Executive Officer Compensation

      As set forth in more detail herein, the Compensation Committee approved an employment agreement on January 1, 1997 for Mr. Frank F. Ferola that was renewed for successive terms until December 31, 2008. Based on the earnings formula described therein, Mr. Ferola received annual bonus(es) and stock options as shown in the EXECUTIVE COMPENSATION section of this Proxy Statement.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to a public company for compensation over $1 million annually paid to its chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee's current policy is to structure the performance-based portion of the compensation of the Company's executive officers (currently consisting of stock option grants and cash bonuses) in a manner that complies with Section 162(m) of the Code whenever practicable and appropriate in the judgment of the Compensation Committee.

                                                   COMPENSATION COMMITTEE:
                                                   Elliot Ross, Chairman
                                                   Richard Barone

Certain Relationships and Related Transactions

      In fiscal year 2005, the Company paid $191,384 to Carlson & Associates, P.A. and to Carlson & Lewittes, P.A., law firms of which Curtis Carlson is a partner, for legal services rendered by such firms to the Company. Further, commencing April 8, 2005, the Company began to pay Mr. Carlson $2,000. per month for his services as Vice-President and Secretary.

      In fiscal year 2005, the Company paid $286,000 in rent to Shaheen & Co., Inc., a corporation in which Shouky A. Shaheen is a majority owner, for a building the Company leases in Danville, Illinois. On May 4, 2005, the Company entered into a Second Amendment of Lease Agreement for the Danville, IL facility which, among other things, increased the annual rental to $302,780.

      By way of letter dated July 6, 2005, Frank F. Ferola, President, CEO and Chairman of the Board, unilaterally reduced, on a temporary basis, his salary from $910,953 per annum to $540,000 per annum. In the event of a "change of control" in the Company (as defined in the July 6, 2005 letter) Mr. Ferola's salary, as set forth in his employment contract, shall automatically resume.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons owning more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. The Company believes, based on the Company's stock transfer records and written representations from certain reporting persons, that, except as set forth below, all reports required under section 16(a) were timely filed during 2005.

Name                        # of Late Reports           # of Late Transactions
----                        -----------------           ----------------------

Richard Barone              1 Form 3
Curtis Carlson
Frank F. Ferola
William Gross               1 Form 3
Elliot Ross                 1 Form 3; 1 Form 4                    1
David Pawl                  1 Form 3
Shouky Shaheen


                                  OTHER MATTERS

     At the date of this proxy statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Meeting, other than as described above. If any other matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote all proxies on such matter(s) in their discretion as they may deem appropriate, unless they are directed in a proxy to do otherwise.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     If the Company does not receive notice by October 30, 2006 of any other proposed matter to be submitted for stockholder vote at the Meeting, any proxies received in respect of the Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Meeting.

      Any proposal which is intended to be presented by any stockholder for action at next year's annual meeting must be received in writing by the Secretary of the Company at 1850 West McNab Road, Fort Lauderdale, Florida 33309, no later than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with its next annual meeting.


                    BY ORDER OF THE BOARD OF DIRECTORS


                        /s/ Curtis Carlson
                        ------------------
                        Curtis Carlson
                        Secretary


Dated: October 23, 2006